Exhibit 10.19.2

December 28, 2022

Sangwoo Park

VIA EMAIL

RE: Amendment to Offer Letter

Dear Sangwoo:

As you know, you are currently employed by NKGen Biotech, Inc. (the “Company”) pursuant to your offer letter dated January 1, 2020 (the “Offer Letter”). The Company is amending the terms of your Offer Letter pursuant to the terms of this letter amendment (the “Amendment”), as follows:

•	Effective as of December 28, 2022, you will be employed in the position of Executive Chairman of the Company, and you will perform such duties as are customarily associated with your position.

Except as amended by the terms herein, the terms of the Offer Letter remain in full force and effect.

This Amendment, together with the Offer Letter and all agreements referenced therein, is the complete and exclusive statement of the terms and conditions of your employment with the Company. Nothing in this Amendment alters the at-will status of your employment relationship with Company, by which both you and Company have the right to terminate your employment at any time, with or without cause and with or without advance notice. This Amendment cannot be modified, amended or extended except in a writing signed by you and the Company’s Chief Executive Officer. This Amendment shall be governed in all aspects by the laws of the State of California. This Amendment may be delivered and executed via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and shall be deemed to have been duly and validly delivered and executed and be valid and effective for all purposes.

Please sign below to indicate your acceptance of these terms. Please let me know if you have any questions.

Very truly yours,

NKGen Biotech, Inc.

/s/ Paul Y. Song
Paul Y. Song
Chief Executive Officer

Reviewed, Understood and Agreed To:

/s/ Sangwoo Park
Sangwoo Park

December 28, 2022
Date: December 28, 2022